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                                                                 EXHIBIT 5


                   [WINSTEAD SECHREST & MINICK LETTERHEAD]


                                 June 27, 1997





Board of Directors
HCC Insurance Holdings, Inc.
13403 Northwest Freeway
Houston, Texas  77040-6094


Gentlemen:

       You have requested our opinion as to the legality of the issuance of the 715,625 shares (the "Shares") of the common stock, $1.00 par value per share, of HCC Insurance Holdings, Inc. (the "Company"), which are the subject of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended. You have also requested our opinion as to whether the Shares, either issued or to be issued, are or will be fully-paid and non-assessable.

       We have examined the Certificate of Incorporation of the Company, the Bylaws and such other corporate records, documents and proceedings (including the resolutions adopted by the Board of Directors of the Company in connection with the issuance of the Shares) as we have deemed necessary for the purposes of this opinion.

       On the basis of the foregoing, it is our opinion that the 715,625 Shares to be issued by the Company have been duly and validly authorized by all necessary corporate action of the Company and, subject to payment therefor, each of such Shares are or will be duly and validly issued, fully paid and non-assessable shares of common stock of the Company.
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Board of Directors
June 27, 1997
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       We are aware that we are named in the Registration Statement and we hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.



                                   Very truly yours,

                                   WINSTEAD SECHREST & MINICK P.C.



                                   By:      /s/ Arthur S. Berner
                                      ------------------------------------------
                                            Arthur S. Berner, for the Firm